                CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
          AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
               HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                               September 4, 1997

        Agreement for Purchase and Sale of Custom Semiconductor Products
                             (Purchase Order Based)

                             AGREEMENT NUMBER: X0468

This Agreement is entered into by and between International Business Machines Corporation ("IBM"), incorporated under the laws of the State of New York and with an address for purposes of this Agreement of 1000 River Street, Essex Junction, Vermont, 05452 and Quantum Effect Design, Inc. ("Customer"), incorporated under the laws of the State of California with an address for purposes of this Agreement of 3255-3 Scott Boulevard, Suite 200, Santa Clara, California. IBM and Customer agree as follows:

This Agreement is a master purchase agreement for the manufacture and sale of custom integrated circuit products ("Products(s)"). This Agreement, and its mutually agreed upon work orders ("Task Orders") issued under this Agreement, shall solely govern IBM's manufacture and sale of Products to Customer. A Task Order shall become subject to this Agreement when it has been signed by IBM and Customer. Task Orders shall describe the respective responsibilities of the parties (e.g., deliverable materials and specifications, Product description(s), manufacture and qualification of Product prototypes, as well as technical responsibilities) with regard to specific Product(s), as well as specific purchasing information (e.g., manufacturing lead times, Product pricing and ordering, as well as billing locations). Task Orders shall be in the form as set forth in Exhibit A. The term of a Task Order shall run from the effective date on the Task Order until the earlier of: 1) the expiration date stated in the Task Order; or 2) termination of this Agreement or the Task Order. In the event of an inconsistency between the terms and conditions of this Agreement and those of a Task Order, the Task Order will prevail.

DEFINITIONS:

"PRE-PRODUCTION UNIT" means a preliminary version of any Product fabricated under IBM's usual manufacturing cycle, including usual manufacturing inspections and which may use a design and mask set that has not been verified by Customer. (Pre-production is also known within IBM as "PQ-level".)

"PRODUCTION" means a unit of a Product manufactured after receipt of Customer's Prototype Acceptance. (Production is also known within IBM as "Q-level".)

"PROTOTYPE" means a preliminary version of any Product fabricated under an expedited manufacturing cycle without all usual manufacturing inspections which may or may not be functional and which are not suitable for production in commercial quantities. (Prototype is also known within IBM as "P-level")

PROTOTYPE ACCEPTANCE means Customer's written approval that Customer is satisfied with its Prototype qualification results and its evaluation process has demonstrated (by lot number) which Prototypes are satisfactory to Customer. Prototype Acceptance will serve as Customer's authorization to IBM to manufacture the Product in production.

1. TERM OF AGREEMENT: This Agreement is effective on July 30, 1997 (the "Commencement Date"). This Agreement will expire on the later of May 1, 2000 (the "Expiration Date") or upon completion of the last Task Order entered into prior to the Expiration Date, subject to Section 16 (Termination Rights).

2. FORECASTS: Each Task Order shall contain a forecast of Customer's anticipated demand for Product for the first twelve (12) month period of the Task Order's term. For each Task Order Customer shall provide an updated forecast to IBM in writing no later than the fifteenth (15th) day of each month which shall cover a rolling twelve (12) month period (not to exceed the term of this Agreement), which will be subject to acceptance by IBM's Technical Coordinator. IBM's Technical Coordinator shall make a


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                               September 4, 1997

determination regarding acceptance, in writing, within five (5) business days after receipt by IBM. All forecasts shall be in the same format as set forth in the Task Order. Forecasts shall be provided to IBM's Technical Coordinator identified in the applicable Task Order.

The initial forecast set forth in a Task Order shall constitute good faith estimates of Customer's anticipated requirements for Products for the periods indicated based on current market conditions, and IBM's acceptance shall constitute IBM's good faith intention to quote and supply such requirements if requested and ordered by Customer in accordance with Section 3.0. IBM has no obligation to accept any portion of a purchase order for a quantity of Products (a) which results in a cumulative quantity of Products that exceeds the lesser of 1) the forecasted shipment quantity for such period (plus an additional quantity not to exceed fifty percent (50%) of the monthly average quantity of Product purchased within the prior three (3) months) or 2) a quantity not to exceed one hundred-fifty (150) wafers in addition to the average quantity of Product purchased within the prior three (3) months) or
(b) if Customer fails to meet the terms and conditions of this Agreement, including, without limitation, requesting delivery dates that are inconsistent with the minimum purchase order lead times set forth in the Task Order.

IBM agrees to provide Customer with twelve (12) month's prior written notice in the event that IBM voluntarily determines that IBM shall discontinue practicing the process technology used to manufacture Products under this Agreement, where IBM is under no compulsion of any nature to do so.

3. ORDERS: After the parties have executed a Task Order, Customer will request delivery of Products by issuing written purchase orders to the IBM ordering location set forth in the Task Order. Purchase orders are subject to, and IBM will accept purchase orders that comply with: 1) the terms and conditions of this Agreement and the applicable Task Order. Purchase orders shall only specify:

                      a) PO NUMBER

                      b) TAX STATUS - EXEMPT OR NON-EXEMPT

                      c) SHIP TO LOCATION - COMPLETE ADDRESS

                      d) BILL TO LOCATION - COMPLETE ADDRESS

                      e) ORDER FROM LOCATION - COMPLETE ADDRESS

                      f) PRODUCT PART NUMBERS AND QUANTITIES BEING ORDERED
             (IN INCREMENTS OF THE MINIMUM ORDER QUANTITY ("MOQ");

                      g) THE PRODUCT'S APPLICABLE UNIT PRICE;

                      h) SHIPPING INSTRUCTIONS, INCLUDING PREFERRED COURIER.

                      i) REQUESTED SHIPMENT DATES

                      j) THE AGREEMENT NUMBER OF THIS AGREEMENT.

                      k) NAME OF CUSTOMER CONTACT

Customer's first purchase order for Products shall serve as Customer's written notice of Prototype Acceptance. Thereafter Product supplied to Customer will be warranted as set forth in Section 13.

Within ten (10) business days after IBM's receipt of Customer's purchase order IBM shall issue a written sales acknowledgment which shall recite the Agreement Number, Product and Customer's shipping instructions, as well as establish the quantities being sold, the Product's applicable unit price and the scheduled shipment dates for the Product(s). Scheduled shipment dates will be adjusted by IBM to account for any Customer caused delay, including, without limitation, Customer issued Stop Production Notices ("SPN's").


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                               September 4, 1997

This Agreement shall take precedence over and govern in case of any additional, different or conflicting terms and conditions in any purchase order(s) or any other form of either party. Purchase orders and other forms of either party may not vary the terms of this Agreement. Additional, different or conflicting terms and conditions on a purchase order or other form shall be of no effect unless specifically agreed to in writing by the parties.

4. LEAD TIMES, SHIPMENT, TITLE AND RISK OF LOSS: IBM will schedule each Product for delivery in accordance with the Product's manufacturing lead times, as set forth in the applicable Task Order. Products shall be shipped from the manufacturing location FOB for domestic U.S. destinations and ExWorks (as defined in the 1990 INCO Terms) for international shipments. Title and risk of loss for a Product passes to Customer when IBM delivers the Product to the carrier for shipment to Customer.

5. PRICES, INVOICING, PAYMENT TERMS AND TAXES: The engineering charges and the price/quantity matrix in the applicable Task Order will apply to the Products. Task Orders will include non-binding prices provided as budgetary estimates. All estimated prices shall be specifically designated as budgetary estimates. IBM will invoice Customer for engineering charges associated with Products in accordance with such Task Order. IBM will invoice Customer for Products upon shipment. All payments owed by Customer to IBM under this Agreement, including, without limitation, cancellation and engineering charges, as well as payment for Products purchased, are payable in U.S. dollars and receipt of payment by IBM will be due net thirty (30) days after the date of the invoice; provided, however, that IBM reserves the right to modify such credit terms in the event that Customer's account balances exceed Customer's credit limit with IBM. IBM may discontinue work and may not ship Product if Customer's account becomes in arrears. Customer will be liable for interest on any overdue payment under this Agreement, up to the maximum legal rate in the jurisdiction where the claim is being asserted. Customer is responsible for all taxes related to Products except for taxes based on IBM's net income. No payments owed by Customer to IBM under this Agreement are subject to any right of setoff by Customer.

6. PRODUCT SHIPMENT RESCHEDULING RIGHTS: For a purchase order which is more than thirty (30) days, but less than sixty (60) days, from its scheduled shipment date, Customer may request in writing a onetime deferral of the scheduled shipment date not to exceed thirty (30) days, with no cancellation charge imposed. If Customer cancels an order after wafer start or exceeds the foregoing Product shipment rescheduling rights in this Section 6, Customer agrees to pay the cancellation charge set forth in the Task Order upon receipt of IBM's invoice.

7. ORDER CHANGES: If IBM's ability to supply Product(s) to Customer is constrained for any reason, including, without limitation, availability of manufacturing materials or tools, and any IBM agreed-to Product shipment date will be missed, IBM will reduce the quantities of Product(s) supplied to Customer in proportion to the reduction in quantities of products of the same technology or utilizing the same manufacturing process to be supplied to satisfy others, which shall include IBM's internal customers. Receipt of such allocated supply and later delivery of all undelivered ordered quantities after the constraint ends constitutes IBM's entire liability and Customer's exclusive remedy in the event of such Product supply constraint.

8. ENGINEERING CHANGES: IBM may implement Engineering Changes required to satisfy governmental standards, protect Product, system or data integrity, or for environmental, health or safety reasons ("Mandatory Engineering Changes"). IBM shall provide Customer with notice that Mandatory Engineering Changes are required as soon as reasonably practicable under the circumstances. For all previously shipped Product not incorporating Mandatory Engineering Changes, IBM may provide replacement Products (including parts, materials and documentation) at the expense of the party at fault. Customer must use reasonable efforts to install Mandatory Engineering Changes on all Customer installed Products and Products in its inventory. If IBM requests the return of Products displaced by installation of


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                               September 4, 1997

replacement Products, Customer will promptly return any displaced Products to IBM after installation of such replacement Products, at IBM's expense. In addition to Mandatory Engineering Changes, IBM may implement Engineering Changes that result in cost reductions to the Product ("Elective Engineering Changes") with prior approval from Customer. Such approval shall not be unreasonably withheld. IBM shall give Customer prompt notice of Elective Engineering Changes. IBM may make available other Engineering Changes ("Optional Engineering Changes"). The cost of any Optional Engineering Changes that Customer desires to implement will be borne by Customer and will be determined through a request for quote process.

9. CONFIDENTIAL INFORMATION EXCHANGES: The disclosures of IBM Confidential Information to Customer pursuant to Amendment 1 (dated January 10, 1997) and Amendment 2 (dated March 27, 1997) to the Confidential Information Exchange Agreement shall be subject to and governed by the Confidential Information Exchange Agreement (CIEA PCC960507), dated September 3, 1996. Other confidential information of either party shall be identified as that party's confidential information and shall be exchanged pursuant to the terms of the agreement for exchange of confidential information (agreement number: V1397), between IBM and Customer dated November, 21, 1996, which is hereby incorporated by reference. All other information exchanged by the parties shall be deemed non-confidential.

Neither party shall disclose the terms and conditions or subject matter of this Agreement, except as may be required by law or government rule or regulation, or except as might otherwise be agreed to by the other party in writing, which shall not be unreasonably withheld.

10. CUSTOMER REPRESENTATIONS: Customer warrants it is the originator, rightful owner or licensee of all designs, information, and materials supplied to IBM hereunder, and that no part of such materials knowingly infringes the intellectual property of any third party. All computer data provided to IBM by Customer will be free from any virus, worm or other routines that would permit unauthorized access or otherwise harm software, hardware or data.

Customer will not utilize Products in conjunction with any medical implantation or other direct life support applications where malfunction may result in injury, harm or death to persons, or in conjunction with aviation or nuclear materials (collectively, "Ultra-hazardous Uses"). Customer agrees to require the same commitment from its own customers in all contracts or sale documents, if any, under which Customer sells the Product or a device incorporating the Product.

Customer agrees to defend, indemnify and hold IBM harmless from and against all claims, whether based in contract, tort (including, without limitation, negligence), or otherwise for any losses, expenses, damages and liabilities which may arise out of Customer's use, distribution or sale of Products, except those caused solely by Product defects in materials or workmanship as warranted under Section 13 (Limited Warranty), or to the extent caused by the negligence or intentional wrongful acts of IBM. IBM shall tender to Customer the defense of any claim made against IBM hereunder and Customer shall defend same with counsel subject to the prior approval of IBM.

11. INTELLECTUAL PROPERTY RIGHTS: IBM shall own any physical masks made by IBM using data provided by Customer. IBM will use tangible GDS II (or any other file format as agreed to by the parties) data received from Customer or generated exclusively for Customer hereunder, and any masks made from such data, only to manufacture Products for sale to Customer. IBM will perform an incoming inspection on masks. Thereafter IBM, at its expense, will be responsible for replacing masks that exhibit defects solely as a result of manufacturing processes. Subject to section 7 of this Agreement, IBM will expedite the manufacture of wafers to replace the defective wafers that were manufactured using such masks. Upon written request from Customer, IBM will promptly destroy masks for Products and provide Customer with a written certification to document that the destruction has occurred.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                               September 4, 1997

The purchase, receipt or possession of Products from or through IBM carries no license or immunity, express or implied, under any patent of IBM covering the combination of such Products with other products purchased from others or the use of any such combination, or under any patent or other intellectual property right of any third party relating to such Products or their combinations with any other products.

Neither this Agreement, nor the sale of Products hereunder, shall be deemed to give either party any right to use the other party's trademarks or any of the other party's trade names without specific, prior written consent.

12. INTELLECTUAL PROPERTY INDEMNIFICATION: IBM shall indemnify Customer from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any direct infringement of any patents or copyrights of a third party in any country in which IBM sells semiconductor products, arising as a result of any of IBM's manufacturing process, equipment or testing, that is not specifically required by Customer's designs, specifications or instructions. IBM shall defend at its own expense, including reasonable attorney's fees, any suit brought against Customer alleging such infringement. In the event that Customer becomes enjoined from using Product in its inventory due to such infringement, IBM at its option and expense, will secure for Customer the right to continue to use and market the Product, or modify or replace the Product with a non-infringing product. If IBM determines that neither of the foregoing alternatives is reasonably available, Customer may return the Product in Customer's inventory to IBM for a credit equal to the price paid for units of Product affected. IBM shall have no obligation regarding any claim based upon modification of the Product by Customer or its customers. Customer shall indemnify IBM from and against any damages finally settled or awarded by a court of competent jurisdiction resulting from any direct infringement of any patents or copyrights of a third party in any country where Customer uses or distributes the Product, arising as a result of IBM's compliance with any of Customer's design, specifications, instructions or modifications of the Product by Customer and shall defend at its own expense, including reasonable attorney's fees, any suit brought against IBM alleging any such infringement.

The rights provided in this Section 12 are contingent upon the party seeking to enforce indemnification giving prompt written notice to the indemnifying party regarding any claim, demand or action for which the indemnified party seeks indemnification. The indemnified party is required to fully cooperate with the indemnifying party at the indemnifying party's expense and shall allow the indemnifying party to control the defense or settlement of any such claim, demand or action, including obtaining the written consent of the indemnifying party prior to any settlement proposal or settlement, which shall not be unreasonably withheld. IBM shall have the right to waive Customer's obligations under this Section 12 and provide for its own defense, at IBM's sole discretion and expense.

Except as expressly stated in this Agreement, this Section 12 states the entire liability of the parties and their exclusive remedies with respect to infringement and all other warranties against infringement of any intellectual property rights, statutory, express or implied are hereby disclaimed.

13. LIMITED WARRANTY: IBM warrants Product(s) to be free from defects in material and workmanship for one (1) year after the date of delivery to Customer. Customer acknowledges that the functionality of Products is contingent upon Customer's designs and therefore, no warranty applies to the functionality of Products manufactured for or sold to Customer, except insofar as functional defects result solely from defects in materials and workmanship. Once IBM receives Customer's Prototype Acceptance for Pre-production Units, the applicable Pre-production Units (as identified by lot numbers in the Prototype Acceptance) will be warranted as Production Products. Except as provided in the foregoing sentence, Prototypes are provided on an "AS IS" basis, without warranty of any kind. For warranty purposes only, Products will be deemed delivered five (5) days after the date of shipment. This warranty applies only to Customer, as the original purchaser from IBM, and Customer may not transfer this warranty to any third


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                               September 4, 1997

party. If Customer believes that a Product is not as warranted, Customer will: 1) promptly notify IBM in writing; and 2) at IBM's request, return the Product freight prepaid to IBM's designated location. If IBM reasonably determines that the Product does not meet its warranty, IBM will, at IBM's option (subject to Customer's option in 14.a.), repair or replace the Product, or issue a credit or refund of the purchase price. This warranty will not include credit, repair, or replacement of a Product which has a defect due to Customer's or a third party's actions or omissions.

PRODUCT PROTOTYPES PROVIDED TO CUSTOMER BY IBM ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OR USE FOR A PARTICULAR PURPOSE.

THE FOREGOING IBM WARRANTIES AS STATED IN THIS SECTION 13 (LIMITED WARRANTY) ARE IN LIEU OF ALL OTHER WARRANTIES FROM IBM, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR USE FOR A PARTICULAR PURPOSE.

14. LIMITED LIABILITY: The following sets forth IBM's entire liability and Customer's exclusive remedy.

a. In all situations involving warranty claims, Customer's exclusive remedy is the replacement of the Products or a credit to Customer of the purchase price paid for such units by Customer, at IBM's sole discretion, provided, however, that if a Product is in production and if Customer has no overdue accounts receivable owed to IBM, Customer may elect whether it prefers a replacement or a credit.

b. IBM's liability for actual damages under any given Task Order hereunder, for any cause whatsoever (other than as set forth in a. above), shall be limited to the greater of two hundred thousand dollars ($200,000) or the applicable unit price paid for the specific units of Product that caused the damages or that are the subject matter of, or are directly related to, the cause of action. This limitation will apply, except as otherwise stated in this Section, regardless of the form of action, whether in contract or in tort, including negligence. This limitation will not apply to the payment of costs, damages and reasonable attorney's fees referred to in Section 12 (Intellectual Property Indemnification). This limitation will also not apply to claims by Customer for bodily injury or damage to real property or tangible personal property caused by IBM's negligence.

c. In no event will either party be liable to the other party for any lost profits, lost savings, incidental damages or other consequential damages, except as provided in Section 12. In addition IBM will not be liable for any claim based on any third-party claim, except as provided in Sections 12. In no event will IBM be liable for any damages caused by Customer's failure to perform Customer's responsibilities.

d. In addition, IBM shall have no liability when the Products are used in conjunction with any Ultra-hazardous Uses.

15. TERMINATION RIGHTS: If either party is in default of any material provision of this Agreement, the party not in default may provide a termination notice to the defaulting party. The termination notice shall specify:

         a)  the nature of the default;

         b) the date, at least thirty (30) days from the date of such notice from the other party, by which the defaulting party shall demonstrate a cure of the default; and

         c) the date upon which the Agreement will terminate if the defaulting party does not cure the default.

In addition, either party may terminate this Agreement immediately upon written notice if the other party:


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                                                               September 4, 1997

         a) becomes insolvent, files a petition in bankruptcy, becomes dissolved or liquidated, files a petition for dissolution or liquidation, makes an assignment for benefit of creditors, or has a receiver appointed for its business; or

         b) is subject to property attachment or court injunction or court order which has a substantial negative effect on its ability to fulfill its obligations under this Agreement.

IBM shall have the right to terminate this Agreement upon twelve (12) month's written notice if Customer transfers substantially all of its business or assets to a third party

IBM may temporarily cease manufacturing Product with respect to the relevant Task Order(s) if IBM receives a charge or claim that any of Customer's deliverable items (which include, without limitation, GDS II tape, specifications, instructions, test data, as well as those items described under "Customer Deliverable Items" of the applicable Task Order) infringes third party intellectual property rights. IBM shall thereafter provide Customer's Technical Coordinator with a written statement of the reasons why IBM has ceased production. If Customer fails to reach a resolution satisfactory to IBM regarding such actual or potential infringement within ninety (90) days after receipt of such notice, IBM may terminate the relevant Task Order(s) or this Agreement upon written notice.

If this Agreement is terminated, all Task Orders still in effect shall be deemed terminated on the effective date of the Agreement's termination. Products under this Agreement and the applicable Task Order are non-cancelable after wafer start and Customer agrees to pay the Production Price (as stated in the applicable Task Order) for such Product upon receipt of IBM's invoice in the event that this Agreement or Task Order(s) are terminated.

16. ASSIGNMENT: Neither party to this Agreement may assign its obligations or delegate its duties in whole or in part without the prior written consent of the other except (a) to a purchaser or transferee of substantial all of its assets or business to which this Agreement pertains and (b) IBM may freely assign its right to payment hereunder without prior notice or consent. Any other assignments or delegations will be void.

17. RELATIONSHIP OF THE PARTIES: Each party hereto is an independent contractor and is not an agent of the other party for any purpose whatsoever. Neither party shall make any warranties or representations on the other party's behalf, nor shall it assume or create any other obligations on the other party's behalf. Customer shall not solicit for employment any IBM employee who is directly engaged in performing activities under this Agreement.

18. COMPETITIVE PRODUCTS AND SERVICES: Neither this Agreement, nor any Task Orders issued hereunder, will impair any right of IBM or Customer to design, develop, manufacture, market, service, or otherwise deal in, directly or indirectly, other products or services, including, without limitation, those which are competitive with those offered by IBM or Customer. This Agreement is nonexclusive.

19. NOTICES: All notices, requests, consents and other communications under this Agreement shall be in writing and shall be sent by a traceable means of delivery. Such communications shall be deemed delivered when received by the party's designee referenced below. Each party may change its designee upon written notice to the other party's designee.

IBM                                     Quantum Effect Design, Inc.
Dept.  LJGV / 965-3J                    Director of Manufacturing
1000 River Street                       3255-3 Scott Boulevard, Suite 200
Essex Junction, VT 05452                Santa Clara, California 95054
FAX: 802-769-3988                       FAX: 408- 565-0335
Attn: Contract Administrator            Attn: Phil Hamister


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WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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                                                               September 4, 1997

Day to day activities under Task Orders will be directed by technical coordinators who will be responsible for maintaining technical liaison between the parties ("Technical Coordinators"). Task Orders shall designate a Technical Coordinator for each party. Either party may change its respective individual designated for receipt of notices, and/or Technical Coordinator and their addresses designated for notices by notifying the other party's Technical Coordinator.

20. GENERAL: If any provision of this Agreement is found to be invalid, illegal or unenforceable under any applicable statute or rule of law, they are to that extent to be deeded omitted from this Agreement. The validity, legality and enforceability of such provision and the remainder of this Agreement shall continue in effect in every other respect, so long as the remaining provisions of this Agreement still expresses the intent of the parties. If the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

Except for Customer's obligation to pay amounts due under this Agreement, neither party will be responsible for any failure or delay in its performance under this Agreement due to causes, including, without limitation, acts of God, natural disasters, acts of civil or military authority, epidemics, riots, wars, sabotage, and governmental actions, which are beyond such party's reasonable control, provided that the affected party: (a) gives the other party prompt written notice of such cause; and (b) uses its reasonable efforts to correct such failure or delay in its performance.

The laws of the State of New York shall govern this Agreement, without regard to the conflict of laws principles thereof. Any proceedings to resolve disputes relating to this Agreement shall be commenced in the State of New York. The parties waive their respective rights to a jury trial and agree that any proceeding under this Agreement shall be tried by judge without a jury.

Neither Customer nor IBM will bring a legal action against the other more than three (3) years after the cause of action arose, except for actions for non-payment and enforcement of intellectual property rights or indemnification.

Customer agrees to comply with its obligations under all applicable United States, and other country or country group, laws and regulations, including, without limitation, those relating to the export of commodities and technical data as they relate to the activities under this Agreement. Customer agrees that Products, and technical data provided under this Agreement may be subject to restrictions under the export control laws and regulations of the United States. Customer hereby gives its written assurance that neither Products or technical data provided by IBM under this Agreement, nor the direct product thereof, will be exported, or re-exported, directly or indirectly by Customer or any party under its control, to prohibited countries or nationals thereof without first obtaining applicable government approval. Customer further agrees it is responsible for obtaining required government documents and approvals prior to export of any Product or technical data by Customer or any party under its control.

Customer agrees that it shall not sell Products or technical data to third parties which Customer has reason to believe may allow such Products or technical data to be exported contrary to the terms of this paragraph.

All obligations and duties which by their nature survive the expiration or termination of this Agreement shall remain in effect beyond expiration or termination and remain in effect and apply to respective successors and assigns until they have been fulfilled.

A waiver or failure by a party to demand performance or to exercise a right, when entitled, will not prejudice the party's ability to enforce such performance or right.

The United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                                               September 4, 1997

The headings in this Agreement are for reference only. They will not affect the meaning or interpretation of this Agreement.

This Agreement, as well as any Task Orders issued hereunder, may only be modified by a written amendment signed by both parties. This Agreement shall not be supplemented or modified by any course of dealing, course of performance or trade usage.

21. SOLE AGREEMENT: Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms and conditions. Further, the parties agree that this Agreement and any mutually agreed to Task Orders and amendments, represents the entire and complete agreement between the parties, which supersedes all prior proposals, agreements, and all other communications (whether oral or written) between the parties relating to the subject matter hereof. Customer's purchase order number Q10430, dated June 24, 1997 shall be governed by this Agreement and shall be treated as issued under this Agreement.

AGREED TO AND ACCEPTED BY:

INTERNATIONAL BUSINESS MACHINES           QUANTUM EFFECT DESIGN, INC.
  CORPORATION


By:  /s/ Peter D. Hansen                  By:  /a/ Raymond Kunita
    ---------------------------------         ---------------------------------
     AUTHORIZED SIGNATURE                      AUTHORIZED SIGNATURE

     NAME:  Peter Hansen                       NAME:  Raymond Kunita
     TITLE: VP, North American Sales           TITLE: C.O.O.

     DATE:  November 12, 1997                  DATE:  9/4/97







[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                               September 4, 1997


                                    Exhibit A
                                  (Page 1 of 4)

                                   Task Order
                             (Task Order # X0468-1)


This Task Order is solely governed by the terms and conditions of Agreement
Number: X0468

1.0 TERM OF TASK ORDER: This Task Order will be effective on June 30, 1997 and will expire on May 1, 2000.

2.0  PRODUCT NAME AND DESCRIPTION:

         Sierra, CMOS 5SF, 3LM, 7.4 x 8.4mm, Tested modules (5 second test).

3.0 PRODUCT SPECIFICATIONS:

         Sierra, 208 Power Quad 4 package (28mm sq.) lead form 1.30 mm / standoff 0.33 mm

4.0 DELIVERABLE ITEMS:

         CUSTOMER:   GDS II Tape

                           Sierra Test Tape (working test program for Teradyne J971 tester, including all test vector files identified as part of the wafer and module test. Test vectors must compile without error using the standard Teradyne J971 tester tools and libraries).

                           Chip I/O pad coordinates (X/Y coordinates for GDS II data with probe metal layer) with a functional description of the pads (i.e., I/O, Vdd, Gnd, etc.)

                           Physical package outline drawing of the module (AMKOR/ANAM drawing number 32536).

                           Two (2) hand-plug loadboard and test sockets to be used for test program debug and verification activities. The loadboard channel I/O mappings and power supply requirements must be compatible with IBM's test systems. Each loadboard must include a socket that is compatible with the Sierra module package.

         IBM:              CMOS 5SF Spice models
                           CMOS 5SF Process Ground Rules Probe cards, as described in Section 6, below Deltaflex Handler Kit to support Sierra package dimensions


5.0  PRODUCT DEMAND FORECAST:

12 month rolling forecast covering the period beyond the Purchase Order Lead
Time.

Year: 1998
Month:   Jan.     Feb.     March    April   May      June     July     Aug.     Sept.   Oct.     Nov.     Dec.
                                                      [*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                               September 4, 1997

                                  (Page 2 of 4)

Year: 1999
Month:   Jan.     Feb.     March    April   May      June     July     Aug.     Sept.   Oct.     Nov.     Dec.
                                                      [*]

Minimum Order Quantity ("MOQ") is one (1) twenty four (24) wafer lot.

6.0  ENGINEERING CHARGES (NRE CHARGES):

         NRE Charges include the following: [*]

               1.    Spice models (CMOS 5SF simulation models)

               2.    Process Ground Rules (CMOS 5SF ES# 77H9983, dated
                     June 1997)

               3.    Processing Customer's GDS II tape

               4.    Processing Customer's Test Tape

               5.    Mask build

               6. Minimum of two (2) wafers/maximum of six (6) wafers, subject to yield.

         BURN-IN NRE Charges: [*]

         Design and build of burn-in boards (BIB's) (quantity of 16) 10 week lead time.

         Design and build of sockets, if design exists lead time is 10 weeks, otherwise lead time is 16 weeks.

         Burn-in test implementation, 2 weeks duration.

         IBM will provide a separate quotation for additional burn-in services if requested by Customer.

NRE Charges payable 50% upon placement of purchase order and 50% upon delivery of Prototypes.

NRE Services not included in NRE Charges noted above: Probe testing NRE charges per part number as described below.

                                                       Price             Leadtime
      1.  Probe cards (quantity of two (2)):           $10,000.00        6 weeks

      2.  Test program installation on
          Teradyne J971 and verification
          by IBM:
               wafer test                              $5,000            3 weeks
               module test                             $5,000            3 weeks

      3.  Delta flex handler kit for
               manufacturing test:                     $15,000           12 weeks

               Total                                   $35,000

         These NRE Charges are payable 100% upon placement of purchase order therefore.

7.0  PROTOTYPE PRICING:

         Two (2) prototype wafers included in the NRE Charge of [*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                               September 4, 1997

      Prototype modules:                                       [*] per module

                              Exhibit A (continued)
                                  (Page 3 of 4)

8.0 PRODUCT PRICE/QUANTITY MATRIX (PRODUCT UNIT PRICE):

         SIERRA                     Per Unit Prices
         Pre-production
                                         [*]

         SIERRA                     Per Unit Prices
         Production
                                         [*]

         Price Adders:      [*] per module for modules tested using Teradyne
                            J971 tester.

                            [*] per module for 24 hour built-in

                            [*] per module for 6 hour burn-in

         Prices are based on the die image and package combination described above. IBM reserves the right to re-quote Product prices if changes in the Product design require a different die image size, package option, or other similar change from the Product description above.

         Customer agrees to pay any price adjustments due as a result of its failure to purchase the quantity of Products upon which the initial invoiced prices were based.

         Minimum Order Quantity for Production units: one lot of twenty-four
         (24) wafers, Customer must purchase all modules that yield from wafer lots under this Agreement.

9.0  MANUFACTURING LEAD TIME (PURCHASE ORDER LEAD TIME):

                  Prototype modules:  70 days

                  Pre Production and Production:  70 days

10.0 MODULE ACCEPTANCE CRITERIA:

         IBM production of Product in module format shall meet IBM's standing quality, reliability, defect density and yield practices for the applicable process and packaging technologies. The Product will be tested according to Customer's Sierra Test Tape, as identified in
         Section 4 of this Exhibit A. The Product will be packaged according to the AMKOR/ANAM physical outline drawing for the 208 pin PowerQuad 4 package, AMKOR/ANAM drawing number 32536.

11.0 ORDER CHANGES / CANCELLATION CHARGES:

                  The following percentages of unit price will be due to IBM for any units cancelled or scrapped at Customer's request or units scrapped as a result of yield deficiencies caused in whole or part by Customer's design and for units deemed cancelled due to Customer exceeding the rescheduling rights set forth in
                  Section 6 of the Agreement.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                               September 4, 1997

                                  (Page 4 of 4)

     Number of days of notice
     prior to scheduled shipment date       Percent of unit price due to IBM

          Between wafer start and           [*]
          [*] days prior to
          scheduled shipment

          less than [*] days prior          [*]
          to scheduled shipment

12.0  TASK ORDER TECHNICAL COORDINATORS:

     IBM Microelectronics                   Quantum Effect Design, Inc.
                                            Director of Manufacturing
     1000 River Street                      3255-3 Scott Boulevard, Suite 200
     Essex Junction, VT 05452               Santa Clara, California 95054

     FAX: 802-769-6206                      FAX: 408-565-0335
     Attn: Dan Ratliff                      Attn: Phil Hamister

13.0  SHIPPING/BILLING/ORDERING LOCATIONS:

     Customer's Ship to Location:           Customer's Bill to Location:

          Per purchase orders                     Per purchase orders


     IBM's Ordering Location:

     International Business Machines Corporation
     1055 Joaquin Rd.
     Mountain View, CA 94043

     Attention: Michele Young
     Fax: 415-694-3157


AGREED TO AND ACCEPTED BY:

INTERNATIONAL BUSINESS MACHINES          QUANTUM EFFECT DESIGN, INC.
  CORPORATION


By:  /s/ Peter D. Hansen                 By:  /s/ Raymond Kunita
    ----------------------------------       ----------------------------------
     AUTHORIZED SIGNATURE                     AUTHORIZED SIGNATURE

     NAME:   Peter Hansen                     NAME:  Raymond Kunita
     TITLE:  VP, North American Sales         TITLE: C.O.O.

     DATE:   November 12, 1997                DATE:  9/4/97

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.